Exhibit 99.1

For Immediate Release

Ditech Networks Reports Financial Results For The Three and Six Month Periods Ending October 31, 2010

Mountain View, California, December 7, 2010 - Ditech Networks, Inc. (NASDAQ: DITC), a leader in voice solutions for quality and transcription, reported financial results for the three and six month periods ending October 31, 2010.

The financial results for the quarter were as follows:

•                  Revenues were $3.7 million which was lower than anticipated due to one large order, of over $2.0 million, being delayed.  PhoneTag revenues exceeded $0.9 million in the quarter, a run rate growth of over 10% quarter over quarter.

•                  Cash used in operations was $2.4 million which was more than expected due to the delay in the large order previously mentioned.

•                  GAAP operating expense for the quarter was $5.0 million, down from $5.7 million in the previous quarter and $6.7 million for the corresponding quarter last year.

•                  Non-GAAP(1) operating expenses were $4.6 million.

•                  GAAP Net loss for the quarter was $3.6 million or $0.14 per share.

•                  Non-GAAP(1) net loss for the quarter was $3.2 million or $0.12 per share.

The financial results for the six months ended October 31, 2010 were as follows:

•                  Revenues were $7.7 million.

•                  Cash used in operations was $5.4 million.

•                  GAAP operating expenses were $10.6 million.

•                  Non-GAAP(1)  operating expenses were $9.9 million.

•                  GAAP Net loss was $7.5 million or $0.28 per share.

•                  Non-GAAP(1)  net loss was $6.7 million or $0.25 per share.

(1) A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2011 and 2010 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

“Obviously we are disappointed in our second quarter results.  In our last communication, a large order from a reliable customer was imminent.  Due to variables beyond our control, this order was delayed,” said Todd Simpson, President and CEO of Ditech Networks.  “We continue to make changes and progress towards more recurring revenue, and we continue to carefully manage costs.  Thus, our goal of having more predictable and recurring revenue is progressing.  In particular, we feel that we are well positioned with our voice services products.”

Since the end of the first quarter, Ditech Networks:

•                  Hired a new V.P. of Worldwide Sales, Ken Naumann.  Mr. Naumann has a background in growing revenue for companies of Ditech Networks size, and in managing complex software sales.

•                  Signed several channel partners for PhoneTag, broadening the reach and distribution for the voicemail-to-text product line.

•                  Released software based VQA for Asterisk and Freeswitch.  This opens a new market for Ditech Networks, and Ditech Networks intends to update progress on this next quarter.

•                  Lowered operating expenses by further streamlining resources and expenses.  As part of this, the company’s Chief Strategy Officer, James Siminoff, agreed to become the Chief Strategy Advisor, continuing to represent PhoneTag for Ditech Networks, but on a part time basis. Also, the lease for the company’s headquarters, which was initiated five years ago, comes due in July of 2011, and the company expects to significantly reduce both its expenses and cash outlays at that time, or earlier if the company renegotiates the lease before then.

Ditech Networks believes that the voicemail-to-text market will accelerate in calendar 2011.  Multiple carriers are in the process of RFI’s and RFP’s as well as early market tests of the PhoneTag product.  “We feel the market is large enough for several significant providers, and that our PhoneTag product line is very competitive to other solutions,” said Mr. Simpson.

“While the voice quality business has been difficult, we continue to believe that our algorithms, and our products, have increasing value as networks move more fully towards VoIP and as 4G networks start to roll out,” said Mr. Simpson.  “We believe our success in the conferencing space is a leading indicator of the quality issues that will arise in VoIP networks; we are engaged in multiple VoIP related trials today.”

About Ditech Networks

Ditech Networks is revolutionizing modern communications with advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and will enable compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ expectations that the $2.0 million order is only delayed, the software based VQA for Asterisk and Freeswitch opening a new market for Ditech Networks and Ditech Networks intent to update progress on this next quarter,  the expected decrease in cash outlay relating to the lease of the company’s headquarters, and Ditech Networks believes that the voicemail-to-text market will accelerate in calendar 2011,  are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks may not be able to close the expected $2.0 million order in the time frame it expects, or at all, depending on the customer’s needs and demands; Mr. Naumann has just started with the company, and his ability to perform with Ditech Networks’ products is untested; Ditech Networks may not experience the demand for its new products and services that it currently expects; Ditech Networks may experience weakening in demand for its products and services; larger carriers may delay deploying more automated voicemail to text solutions due to capital expenditure constraints, technical integration difficulties or other reasons; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks’ ability to pursue revenue growth may require additional spending which may exceed projected operating expenses;  as well as those detailed in Ditech Networks’ Quarterly Report on Form 10-Q for the period ended July 31, 2010 (filed September 13, 2010 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

•

Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•

Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•	Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Karl Brown	Bill Tamblyn
650-623-1346	650-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2010	2010

Assets
Cash, cash equivalents and investments	$29,195	$34,534
Accounts receivable, net	2,630	2,440
Inventories	5,618	5,985
Property and equipment, net	1,755	2,370
Purchased intangibles	481	522
Other assets	6,065	7,103

Total Assets	$45,744	$52,954

Liabilities and Stockholders’ Equity
Accounts payable	$1,180	$892
Accrued expenses and other short-term accrued liabilities	5,790	2,855
Deferred revenue	648	890
Income taxes payable	82	66
Other long-term liabilities	—	3,505

Total Liabilities	7,700	8,208

Stockholders’ equity	38,044	44,746

Total Liabilities and Stockholders’ Equity	$45,744	$52,954

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Six Month Periods Ended October 31, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

Revenue	$3,652	$5,139	$7,691	$11,234

Cost of goods sold	2,262	2,921	4,501	5,543

Gross profit	1,390	2,218	3,190	5,691

Operating expenses:
Sales and marketing	1,904	2,355	3,934	4,579
Research and development	1,917	2,839	4,105	5,647
General and administrative	1,128	1,533	2,563	3,003
Amortization of purchased intangibles	20	7	40	25

Total operating expenses	4,969	6,734	10,642	13,254

Loss from operations	(3,579)	(4,516)	(7,452)	(7,563)

Other income (expense), net	(15)	44	(24)	(649)

Loss before provision for (benefit from) income taxes	(3,594)	(4,472)	(7,476)	(8,212)

Provision for (benefit from) income taxes	(18)	14	(17)	47

Net loss	$(3,576)	$(4,486)	$(7,459)	$(8,259)

Basic net loss per share:	$(0.14)	$(0.17)	$(0.28)	$(0.32)
Diluted net loss per share	$(0.14)	$(0.17)	$(0.28)	$(0.32)

Weighted shares used in per share calculation:
Basic	26,352	26,179	26,349	26,176
Diluted	26,352	26,179	26,349	26,176

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$23	$46	$44	$88
Sales and marketing	121	107	230	237
Research and development	79	96	140	165
General and administrative	171	348	328	493
Total	$394	$597	$742	$983

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Six Month Periods Ended October 31, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009

GAAP gross profit	$1,390	$2,218	$3,190	$5,691
Add back severance and restructuring costs	—	(5)	—	(5)
Add back stock-based compensation	23	46	44	88
Non-GAAP gross profit	$1,413	$2,259	$3,234	$5,774

GAAP gross margin	38.1%	43.2%	41.5%	50.7%
Add back severance and restructuring costs	0.0%	-0.1%	0.0%	0.0%
Add back stock-based compensation	0.6%	0.9%	0.5%	0.7%
Non-GAAP gross margin	38.7%	44.0%	42.0%	51.4%

GAAP sales and marketing expense	$1,904	$2,355	$3,934	$4,579
Deduct severance and restructuring costs	—	13	—	13
Deduct stock-based compensation	(121)	(107)	(230)	(237)
Non-GAAP sales and marketing expense	$1,783	$2,261	$3,704	$4,355

GAAP research and development expense	$1,917	$2,839	$4,105	$5,647
Deduct severance and restructuring costs	—	12	—	12
Deduct stock-based compensation	(79)	(96)	(140)	(165)
Non-GAAP research and development expense	$1,838	$2,755	$3,965	$5,494

GAAP general and administrative expense	$1,128	$1,533	$2,563	$3,003
Deduct severance and restructuring costs	—	—	—	—
Deduct stock-based compensation	(171)	(348)	(328)	(493)
Non-GAAP general and administrative expense	$957	$1,185	$2,235	$2,510

GAAP total operating expenses	$4,969	$6,734	$10,642	$13,254
Deduct:
Severance and restructuring costs	—	25	—	25
Stock-based compensation expense	(371)	(551)	(698)	(895)
Amortization of purchased intangibles	(20)	(7)	(40)	(25)
Non-GAAP total operating expenses	$4,578	$6,201	$9,904	$12,359

GAAP loss from operations	$(3,579)	$(4,516)	$(7,452)	$(7,563)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	414	574	782	978
Non-GAAP loss from operations	$(3,165)	$(3,942)	$(6,670)	$(6,585)

GAAP loss before provision for (benefit from) income taxes	$(3,594)	$(4,472)	$(7,476)	$(8,212)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	414	574	782	978
Non-GAAP loss before provision for (benefit from) income taxes	$(3,180)	$(3,898)	$(6,694)	$(7,234)

GAAP provision for (benefit from) income taxes	$(18)	$14	$(17)	$47
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision for (benefit from) income taxes	$(18)	$14	$(17)	$47

GAAP net loss	$(3,576)	$(4,486)	$(7,459)	$(8,259)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	414	574	782	978
Non-GAAP net loss	$(3,162)	$(3,912)	$(6,677)	$(7,281)

GAAP basic and diluted net loss per share	$(0.14)	$(0.17)	$(0.28)	$(0.32)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.02	0.02	0.03	0.04
Non-GAAP basic and diluted net loss per share	$(0.12)	$(0.15)	$(0.25)	$(0.28)

Shares used in computing net loss per share
Basic and diluted-GAAP	26,352	26,179	26,349	26,176
Basic and diluted-Non-GAAP	26,352	26,179	26,349	26,176